Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Ahmed Shebl, the Chief Accounting and Interim Chief Financial Officer of Meta Materials Inc. (the “Company”), hereby certify, that, to my knowledge:

(1)
The Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2023	By:	/s/ Ahmed Shebl
Ahmed Shebl
Chief Accounting Officer and Interim Chief Financial Officer
(Principal Financial and Accounting Officer)